EXHIBIT 10.25
Amendment to Treasury Services
Terms and Conditions Booklet
ATM CASH SERVICES
This Amendment (“Amendment”), dated as of August 2, 2004, is to the Treasury Services Terms and Conditions Booklet executed by Cardtronics, LP. on July 13, 2004 (the “Booklet”). Capitalized terms used but not defined in this Amendment will have the meanings given to them in the Booklet. Other terms are defined herein, including in the “Definitions” section below. In addition, the terms “we,” “us” and “our” refer to Bank of America, N.A., and “you” and “your” refer to Cardtronics, Inc. The purpose of this Amendment is to describe the terms and conditions under which we will provide you with the ATM Cash Services, as described below.
ATM Cash Services

Our ATM Cash Services allow you to have us stock your ATMs with our cash, subject to the limitations set forth below. We will furnish all currency needed for the normal operating requirements of all ATMs in the amounts, denominations and under the delivery schedules to be mutually agreed between you, your Armored Carrier and us from time to time. All such currency shall be in a physical condition suitable for dispensing from automated teller machines. Once in the possession of the Armored Carrier with respect to stocking a cash drawer in an ATM, such currency shall be considered “ATM Cash” for purposes of this Amendment.
Notwithstanding the foregoing, the aggregate total of all ATM Cash, sums due from the Network and any adjustments, chargebacks or other corrections provided under this Amendment, shall at no time exceed Four Hundred Million Dollars ($400,000,000). Should such amount be exceeded, we cannot assure you we will be able to stock each ATM.
The currency will be delivered to each ATM by the Armored Carrier. Our obligation to provide the ATM Cash to any ATM is subject to the Armored Carrier’s ability to obtain access to that ATM during the normal business hours of the premises on which the ATM is located. Notwithstanding anything in any other Service description in the Booklet, the Armored Carrier shall be your agent with respect to the possession, transportation and handling of ATM Cash, but as a condition to providing the ATM Cash Services described herein, the Armored Carrier shall execute the Armored Carrier Consent substantially in the form of Exhibit B hereto. You may replace any Armored Carrier at any time upon obtaining our prior written consent (which shall not be unreasonably withheld) and obtaining the execution of the Armored Carrier Consent by the replacement Armored Carrier. The Armored Carrier shall maintain records of all currency delivered to each ATM. Absent manifest error, in the event of any discrepancy between your records (including the records of the Armored Carrier) and ours, our records shall prevail for purposes of this Amendment.
Settlement

With respect to each ATM transaction affecting a withdrawal of ATM Cash, the appropriate Network will transmit the amount debited from the relevant cardholder’s account to the appropriate Processor. The Processor will transfer the surcharge and interchange fees to you and will transmit the amount
Amendment to Treasury Services
Terms and Conditions Booklet

withdrawn from the ATM to our Reimbursement Account. The Processor will transmit this payment by one hour after the Processor Settlement Time (as defined below) on the same day the Processor receives the payment from the Network, which shall be the next Business Day following the day on which the transaction is deemed to occur for all ATM Cash withdrawn from all ATMs with respect to such transactions. Notwithstanding the foregoing, transactions occurring on a Friday will be paid on the following Monday; transactions on a Saturday or Sunday will be paid on the following Tuesday. The amount so paid is called the “Reimbursement for ATM Withdrawals.”
The “Processor Settlement Time” is the time on a Business Day by which the Processor performs its daily settlement of transactions consummated since the Processor Settlement Time on the immediately preceding Business Day. Transactions that are consummated after the Processor Settlement Time on a Business Day or on any day other than a Business Day shall be deemed to occur on the immediately succeeding Business Day.
Reconcilements

You shall instruct each Processor to transmit to the Reconcilement Agent by 9:00 a.m. PT on each Business Day the amounts that have been received by the appropriate Network for ATM Cash withdrawn from each ATM during the previous Business Day (and if that previous day was not a Business Day, for each day prior for which no report had been provided). These amounts for each day are called “Reported ATM Withdrawals.” The Reconcilement Agent will compare that amount with amounts that have been received by us from the Processor for ATM withdrawals.
Each Business Day, the Reconcilement Agent shall reconcile for us the Reported ATM Withdrawals with the Reimbursement for ATM Withdrawals. The Reconcilement Agent shall also maintain an Adjustment Account for any discrepancies related to the balancing of the ATM Cash withdrawn and the Reimbursements for ATM Withdrawals. Every month there shall be an adjustment to the Reimbursement Account for the net reconciliations during the month. If during that month: (i) the amount of the Reimbursements for ATM Withdrawals is less than the Reported ATM Withdrawals, the Reconcilement Agent withdraws funds equal to the shortfall from the Adjustment Account and shall deposit the shortfall into the Reimbursement Account; and (ii) the amount of the Reimbursement for ATM Withdrawals is more than the Reported ATM Withdrawals, we shall transfer funds equal to the overage to the Adjustment Account. The deposits and withdrawals described in this paragraph are referred to as “Reconcilements” elsewhere in this Amendment.
As between you and us, you shall have sole responsibility to investigate and resolve any disputed or erroneous transaction in accordance with Reg. E, to recover from the cardholder receiving the overpayment any overpayment made by any ATM, and to make an appropriate adjustment for any cardholder receiving an underpayment.
The Reconcilement Agent shall maintain at all times a positive balance in the Adjustment Account of a set amount to be mutually agreed by the Reconcilement Agent and us. If the balance in the Adjustment Account shall ever fall below that amount, the Reconcilement Agent shall, immediately upon notice from us, replenish the balance so it equals or exceeds that amount.
Amendment to Treasury Services
Terms and Conditions Booklet

Transition Procedures

At a mutually agreed-upon time on the Transition Date, you and we will agree upon the amount of currency currently maintained in each ATM. We shall transmit that amount to you or your order on the Transition Date and as of that mutually agreed-upon time, all currency maintained in each ATM shall automatically become our sole and exclusive property and shall constitute ATM Cash under this Amendment. We agree to use our commercially reasonable efforts to coordinate with you and your existing provider of currency prior to the Transition Date in making this payment and transitioning your currency supply smoothly to us. We agree to make an adjusting credit or debit to you after the settlement process in the event the amount we transmitted to you was not correct. In addition, you and we shall agree upon more detailed Transition Procedures.
Ownership of ATM Cash

You and we agree that all ATM Cash shall remain our property from the time it is picked up from our cash vaults by your Armored Carrier until such time as it is dispensed from any ATM in a cash withdrawal transaction; that none of the ATM Cash shall at any time become your property or that of any other person; that so long as we provide the ATM Cash Services under this Amendment, the only currency that will be placed in the ATMs shall be ours; and that neither you nor any person other than us and our agents has any possessory or ownership rights to the ATM Cash under Section 362 of the Bankruptcy Code (or any successor provision). Under no circumstances shall you commingle or cause the commingling of the ATM Cash with currency belonging to you or any other person. You shall take all steps necessary to ensure and to evidence that all ATM Cash remains our sole and exclusive property until it is dispensed from the ATMs.
Neither you nor any other person (other than the Armored Carrier and the ATM Service Provider) shall have any access to any of the ATM Cash, except as such use relates to the dispensing of any of the ATM Cash in a bona fide cash withdrawal transaction from an ATM.
In providing its routine maintenance services to the ATMs, the ATM Service Provider will from time to time require access to the cash drawer in the ATMs. As a condition to providing the ATM Cash Services described herein, the ATM Service Provider shall execute the ATM Service Provider Consent, substantially in the form of Exhibit C hereto.
You shall give us exclusive dominion and control over the cash drawer in each ATM, provided that the Armored Carrier and ATM Service Provider shall have access to the ATM Cash but only to the extent necessary to carry out their duties as reflected in this Agreement and subject to the terms and conditions of the Armored Carrier Consent and the ATM Service Provider Consent, respectively. You may have access to the remainder of the ATM for the purpose of performing routine maintenance or repairs; but you may not have access to the cash drawer without the presence of our officer or agent.
Within 60 days following the date of this Amendment, you will cause a sticker to be affixed inside each ATM where the cash drawer of the ATM is accessed, which shall read as follows:
“ALL CASH IN THIS ATM IS THE SOLE AND EXCLUSIVE PROPERTY OF BANK OF AMERICA.”
Amendment to Treasury Services
Terms and Conditions Booklet

You shall ensure that each ATM maintains such a sticker so long as this Amendment is in effect.
Assignment of Reimbursement Payments

You irrevocably assign to us all of your right, title and interest in and to the Reimbursements, and the right to receive such Reimbursements, in the amount of each and every withdrawal transaction of ATM Cash from an ATM. Such assignment includes all of your right with regard to all withdrawals of ATM Cash from the ATMs.
As a condition to providing the ATM Cash Services herein, you agree to obtain from the Processor its Consent to Assignment in substantially in the form of D-1 hereto. In the event you elect to process ATM transactions directly with a Network, you shall obtain from the Network its Consent to Assignment in the form of Exhibit D-2 hereto. You also agree that so long as we provide the ATM Cash Services herein, you shall not change the Processor or Network for any ATM without our prior written consent and without first obtaining from that new Network or Processor a Consent to Assignment, as appropriate.
Responsibility For Losses; Insurance

All risk of loss and liability with regard to the ATM Cash shall, as between you and us, be your responsibility, including but not limited to loss due to theft or destruction of the ATM Cash, malfunction of equipment or malfeasance by any of your employees, agents or franchisees, including the Armored Carrier and the ATM Service Provider. Such assumption of risks extends from the time currency identified for delivery to the ATMs is delivered to the Armored Carrier until the time it is dispensed from the ATM or redelivered to us by the Armored Carrier.
Without in any way limiting your assumption of risk as set forth in this Amendment, you shall maintain in force at all times the following insurance to protect you and us from risk of loss. You shall similarly cause the Armored Carrier and ATM Service Provider to maintain in force at all times the insurance set forth below. You shall provide us with certificates of insurance evidencing these coverages and, upon demand, certified copies of policies and endorsements. You shall name us as an additional insured on your Commercial General Liability and Umbrella Insurance using a form of endorsement that provides us with coverage coextensive to that obtained by you and all the insurers shall waive subrogation against us. Such insurance shall be in such form and with a company or companies reasonably acceptable to us and shall require the insurers to provide us with at least 30 days’ prior written notice of any applicable cancellation, expiration or change in coverage under the policies. All insurance carried by you, Armored Carrier and ATM Service Provider shall be primary without the right of contribution from any insurance carried by us. The policies shall be written for not less than the following coverage limits:
     (i) Workers’ Compensation — statutory limits for state(s) in which your, Armored Carrier’s and ATM Service Provider’s, as applicable, operations take place.
     (ii) Employer’s Liability — minimum limits of $1,000,000 per occurrence.
     (iii) Commercial General Liability, including bodily injury, property damage and personal injury, as provided in the Insurance Services Office (ISO) form CG 00 01 dated 11/85 (or insurance company equivalent) with coverage of
Amendment to Treasury Services
Terms and Conditions Booklet

not less than $1,000,000 per occurrence. This insurance or self-insurance program shall include contractual liability insurance coverage.
     (iv) Casualty or Theft Coverage — minimum limits of $1,000,000 per occurrence.
     (v) Umbrella Liability coverage of not less than $2,000,000 per occurrence.
Representations and Warranties

In addition to the Representations and Warranties set forth in the Booklet, you represent and warrant to us that:
You are the owner, lessor or custodial agent of each ATM; upon our purchase of all currency contained in each ATM on the Transition Date, no other person has any current superior possessory right, title or interest in or to any ATM. Your entering into this Amendment will not violate or otherwise conflict with the terms of any other agreement; no consent of any other person is required for you to enter into this Amendment.
Each ATM has a separate locking compartment or safe for storage of the ATM Cash that is equipped with an electronic lock, which can only be accessed with a unique one-time access code or combination and a unique electronic touch contact key carried by the Armored Carrier. Each ATM has a security device, which will identify the passcode of each person who accesses the cash compartment of the ATM.
With regard to each ATM, you maintain no keys or passcodes to open cash drawers to the ATMs, although the Armored Carrier and the ATM Service Provider shall have access to the cash drawers as set forth herein by possessing such passcodes or keys. Except with regard to the Armored Carrier and ATM Service Provider, no employee, franchisee, subcontractor or agent of yours shall have access to any ATM Cash.
None of the contracts you have with the Armored Carrier, the ATM Service Provider or any other person allow such person to successfully assert any interest of any kind, including but not limited to any lien, in or to the ATM Cash.
You agree that you shall be deemed to make and renew each representation and warranty in this Amendment in and as of each day on which the Service is provided.
Fees

You shall pay the fees for the ATM Cash Services set forth herein as set forth on Exhibit E hereto.
Term; Termination

This Amendment shall be for an initial term of three years, commencing as of August 2, 2004, with the term automatically renewing for additional one year periods, unless either party gives at least 360 days prior written notice of its intention not to renew.
Notwithstanding the foregoing, the ATM Cash Services and this Amendment may be terminated during any term as set forth in (i) or (ii) below.
     (i) In addition to the matters listed in the Termination section of the General Provisions portion of the Booklet, each of the following events will give
Amendment to Treasury Services
Terms and Conditions Booklet

us the right to immediately terminate the ATM Cash Services and this Amendment at any time:
          (a) You enter into an agreement or arrangement with any person other than us (“New Provider”) for that person to supply currency to any ATM covered hereunder while this Amendment is still in effect, provided that you may enter into such agreement with a New Provider which will take effect upon the termination of this Amendment and we will cooperate to facilitate the transfer of responsibility to such New Provider in an orderly manner including the reconciliation of our ATM Cash upon such transfer; or
          (b) You breach the security of any ATM so that you obtain or can obtain access to any ATM Cash, or if you take any action or make any material representation inconsistent with our sole and exclusive ownership of the ATM Cash, including but not limited to attempting to grant to others any right, title or interest in the ATM Cash.
With respect to any breach of the terms and conditions set forth in this Amendment, in the Booklet or in any other agreement which gives us the right to otherwise immediately terminate the ATM Cash Services, we will instead give you not less than ten (10) days written notice of any such breach and an opportunity to cure such breach during that period; provided, however, that no such notice shall be necessary and we retain our right to immediately terminate the ATM Cash in the event we reasonably believe that (a) such breach was the result of your willful or intentional act, or your gross negligence or (b) you breached any of those items described in the second through seventh bullet points set forth in the “Termination” section of the Booklet.
     (ii) Other than the right to terminate the ATM Cash Services in the event an event described in (a) and (b) above has occurred or in the event an event described in the eight bullet points set forth in the “Termination” section of the Booklet has occurred, you and we agree, notwithstanding anything to the contrary in the Booklet or this Amendment, that either party may also terminate the ATM Cash Services and this Amendment by giving the other party at any time at least 360 days prior written notice of its intent to terminate.
General Matters

Upon our written request and with the approval of the relevant contractor, we shall be provided a copy of each of your agreements with the Network, the Processor, the Armored Carriers and the ATM Service Provider. We agree to keep the terms and conditions of such agreements confidential and not to disclose them to any of our officers, directors or employees except those who are directly involved in the management or oversight of the ATM Cash Services provided to you hereunder.
You agree that we may review your books, records and ATMs to the extent necessary and appropriate to verify your compliance with this Amendment and that any review may occur at any time during your normal business hours. You agree to provide to us, at no expense to us, such clerical and other assistance as may be reasonably requested with regard thereto.
Definitions

“Adjustment Account” means a deposit account owned and maintained by the Reconcilement Agent to handle Reconcilements, Reg. E claims or other unresolved claims or discrepancies relating to the reconciliation of Reported ATM Withdrawals with Reimbursement for ATM Withdrawals.
Amendment to Treasury Services
Terms and Conditions Booklet

“Armored Carrier” means each of Brinks, Inc.; Madison Armored Carrier; Mt. Vernon Money Center Corp.; Loomis, Fargo & Co.; Bantek West, Inc.; PSI Armored; and Premium Armored Services, with whom you have entered into contracts to supply each ATM with currency.
“ATM” means each automated teller machine owned, leased or to which the Armored Carrier has the sole right to access the Cash Drawer by you which is listed on Exhibit A hereto, as such exhibit may be amended from time to time upon mutual agreement of you and us (which agreement shall not be unreasonably withheld). You and we agree that additions to or deletions from the list of ATMs shall be evidenced by restated versions of Exhibit A which shall be effective as of the date of the revised Exhibit A after it is signed by both parties. Each such additional automated teller machine added to the list shall be considered an “ATM” for purposes of this Amendment. Only cardholders from whom the Networks can obtain Reimbursement can receive cash from ATMs.
“ATM Cash” means the currency taken from our cash vaults and in the process of being delivered to an ATM by the Armored Carrier, and the currency maintained in each ATM before it is disbursed to a cardholder making a withdrawal transaction, as more thoroughly described herein. ATM Cash is at all times owned by us.
“ATM Cash Services” means the ATM Cash Services provided by us to you by periodically stocking each ATM with ATM Cash, as further described in this Amendment.
“ATM Service Provider” means each of Diebold Corporation, EFMARK Service Company of Illinois, Inc., Genpass Technologies, LLC, and NCR Corporation, with whom you have contracted to provide maintenance services with regard to each ATM.
“Network” means each electronic payment network with whom you, your Processor or your Sponsoring Financial Institution have contracted to cause the appropriate amount of funds to be withdrawn from the relevant cardholder’s account and to make Reimbursement payments for each withdrawal transaction.
“Processor” means each of Fiserv DC, Inc., Genpass Technologies, LLC, Lynk Systems and Star Processing, Inc., with whom you have contracted to cause transactions to be submitted to the Networks for authorization and settlement. The Processors shall also receive payments from the appropriate Networks, pay the surcharge and interchange fees to you and forward the amount of ATM Cash withdrawn from each ATM to our Reimbursement Account.
“Reconcilement Agent” means Palm Desert National Bank.
“Reimbursement” means each payment received by us from a Processor of funds received by that Processor from a Network for each withdrawal of ATM Cash from an ATM.
“Reimbursement Account” means our deposit account __________ into which Processors shall deposit Reimbursements and which will be used for the settlement of monthly Reconciliations.
“Sponsoring Financial Institution” means any state or national bank that sponsors or otherwise enables you to have access to one or more Networks.
“Transition Date” means August 16, 2004 or such other date as you and we mutually agree upon.
Amendment to Treasury Services
Terms and Conditions Booklet

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as the date first set forth above by its duly authorized officer.

CARDTRONICS, LP.

By: /s/ Michael Clinard

Name: Michael Clinard

Title: Chief Operating Officer
BANK OF AMERICA, N.A.

By: /s/ William T. Griffin

Name: William T. Griffin

Title: SVP

Amendment to Treasury Services
Terms and Conditions Booklet